Exhibit 10
24(b)(10)




                                            February 13, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Exhibit 10, Form N-1A
                  Calvert Variable Series, Inc.
                  (formerly named Acacia Capital Corporation)
                  File numbers 811-3591, 2-80154


Ladies and Gentlemen:

         As Counsel to Calvert Variable Series, Inc., it is my opinion, based upon an examination of the Articles of Incorporation and By-Laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment
No. 33 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 33 to its Registration Statement.


                                            Sincerely,

                                            /s/ Ivy Wafford Duke

                                            Ivy Wafford Duke
                                            Assistant Counsel